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                                                                  EXHIBIT 99.18

                         AMENDMENT TO RIGHTS AGREEMENT


     AMENDMENT, dated as of April 30, 1995, to the Amended and Restated Rights Agreement, dated as of August 7, 1992, between Grow Group, Inc., a New York corporation (the "Company"), and The Bank of New York, a New York banking corporation, as Rights Agent (the "Rights Agent") (the "Rights Agreement").

     WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein); and

     WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 27 of the Rights Agreement;

     THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

     1.  Section 1(a) is amended by adding the following at the end of said
Section:

          ; provided, however, that none of Imperial Chemical Industries plc., a
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     corporation organized under the laws of England ("ICI"), GDEN Corporation, a New York corporation and an indirect wholly-owned subsidiary of ICI (the "Purchaser") and their Affiliates (the "ICI Persons") shall be deemed to be an Acquiring Person by virtue of (x) the execution of the Agreement and Plan of Merger, dated as of April 30, 1995 (the "Merger Agreement," which term shall include any amendments thereto) by and among the Company, ICI and the Purchaser, or (y) the consummation of any of the transactions contemplated thereby or by the Corimon Option Agreement (as defined therein), including, without limitation, the publication or other announcement of the Offer (as defined therein), the consummation of the Offer and the Merger (as defined therein) or the entering into, or the consummation of, the transactions contemplated by the Corimon Option Agreement; (the items set forth in (x) and (y) are referred to herein as the "ICI Transactions").

          2.  Section 1(b) is amended by adding the following at the end of said
Section:
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          ;provided that none of the ICI Persons shall be declared an Adverse
     Person as a result of the announcement or consummation of the ICI Transactions.

          3.  Section 1(q) is amended by adding the following at the end of said
Section:

          ; provided, however that the public announcement of any of the ICI Transactions shall not constitute a Stock Acquisition Date.

          4.  Section 1(s) is amended by adding the following at the end of said
Section:

          Notwithstanding anything to the contrary contained in this Agreement, none of the ICI Transactions shall constitute a Triggering Event or an event described in Section 11(a)(ii) or Section 13.

          5.  Section 3(a) is amended by adding the following at the end of said
Section:

          Notwithstanding anything to the contrary contained in this Agreement, neither the announcement nor the consummation of any of the ICI Transactions shall constitute or result in the occurrence of a Distribution Date.

          6.  Section 13 is amended by adding the following at the end of said
Section:

          Notwithstanding any other provision of this Agreement, nothing herein shall preclude the consummation of the ICI Transactions, and upon consummation of the Merger pursuant to, and in accordance with, the terms of the Merger Agreement, all Rights shall expire and be of no further force or effect.

          7. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

          8. The foregoing amendment shall be effective as of the date first above written, and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          9. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of this 30th  day of April, 1995.

                                      GROW GROUP, INC.



                                      By: /s/ Russell Banks
                                         ----------------------------
                                         Name:  Russell Banks
                                         Title: President


                                      THE BANK OF NEW YORK



                                      By: /s/ Richard Hanrahan
                                         ----------------------------
                                         Name:  Richard Hanrahan
                                         Title: Assistant Vice
                                                President

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